EXHIBIT 99.2

Merger Announcement — October 1, 2010

Dear Dynamex Inc. Customers,

Today is a very important day in the history of Dynamex Inc., and I am pleased to announce that we have signed a definitive agreement to be acquired by Greenbriar Equity Group LLC (“Greenbriar”), a transportation and logistics focused private equity firm that specializes in the global transportation industry.

As a key customer, I wanted to inform you personally and share my thoughts on this news. This announcement marks a tremendously positive development for both Dynamex and our customers. The agreement underscores the strength of the same-day transportation solutions we’ve developed and validates our long-term vision for the transportation industry. After the transaction closes, Dynamex will remain an independent company dedicated to the needs of our valued customers and will maintain its own brand identity. We recognize that our customers value our track record of superior customer service and our commitment to developing and implementing market-leading transportation solutions.

Transitioning from a public to a private company brings many benefits to our shareholders, employees and customers. For Dynamex employees and valued customers like you, the merger will allow greater stability, focus and flexibility to make the strategic, long-term investments that are needed to advance our leadership position. We will continue to grow our core business, expand service offerings and move into new markets and improve overall cost structures and efficiencies. Under the new partnership with Greenbriar, we can accelerate the positive momentum we have seen over the last year.

Greenbriar is a private equity firm that has a strong track record of successfully growing other companies in the transportation industry. Its strategy of helping companies optimize their operations in order to accelerate growth will help us capitalize on our market leading position and strong value proposition. Greenbriar takes a long-term view of its investments and is financially and operationally supportive of its portfolio companies. With strong, predictable cash flows and a talented base of employees, Dynamex is well positioned for success as a Greenbriar portfolio company.

Upon completion of the transaction, Dynamex will be a private company led by our current management team with the strong financial and operational support of Greenbriar. We anticipate closing this transaction either in the last calendar quarter of 2010 or first calendar quarter of 2011, subject to the approval of Dynamex shareholders, customary closing conditions and regulatory approvals. Until the close, we will continue to operate as a publicly-traded company and consider it “business as usual.” You should see no impact to how your business is currently being served.

You have our promise that we will continue to keep your needs at the forefront of all we do. I am confident that our new ownership will ensure our long-term success and bring a wealth of opportunity to you, our valued customer.

We thank you for your business and look forward to continuing to deliver the services you expect and deserve from Dynamex. Please feel free to contact me directly or your local contact if you have questions.

Sincerely,

James Welch
Chief Executive Officer
Dynamex Inc.

ADDITIONAL INFORMATION

The proxy statement that Dynamex plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders will contain information about Dynamex, Greenbriar, the proposed merger, and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement or a notice of internet availability of the proxy statement from Dynamex by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about Dynamex, without charge, from the SEC’s website (www.sec.gov) or, without charge, from Dynamex by mail or from the Dynamex website (www.dynamex.com). This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Dynamex. Dynamex and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Dynamex stockholders with respect to the proposed merger. Information regarding any interests that the executive officers and directors of Dynamex may have in the transaction will be set forth in the proxy statement. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with Securities and Exchange Commission in connection with the proposed merger.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements that involve numerous risks and uncertainties.  The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed transaction and Dynamex’s expectations, beliefs and intentions. All forward looking statements included in this communication are based on information available to Dynamex on the date hereof. In some cases you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,’ “predicts,” “projects,” “targets,” “goals,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.  Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Dynamex’s control.  These factors include (A) failure to obtain stockholder approval or failure to satisfy other conditions required for the consummation of the merger, (B) failure or delay in consummation of the transaction for other reasons, (C) changes in laws or regulations, (D) changes in the financial or credit markets or economic conditions generally and (E) other risks as are mentioned in reports filed by Dynamex with the Securities and Exchange Commission from time to time. Dynamex does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this and other Dynamex communications.